CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-1A (No. 333-148658) of Command Center, Inc. and the related Prospectus and Form S-8 (No. 333-166452) pertaining to the Command Center, Inc. 2008 Stock Incentive Plan, of our audit report dated March 14, 2011, with respect to the financial statements of Command Center, Inc. included in the Annual Report (From 10-K) for the year ended December 31, 2010.

/s/BehlerMick PS
Spokane, WA
March 15, 2011